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                                                                      EXHIBIT 15

               LETTER RE UNAUDITED INTERIM FINANCIAL INFORMATION

August 7, 1997

To United HealthCare Corporation:

    We are aware that United HealthCare Corporation and Subsidiaries has incorporated by reference in its Registration Statements No. 33-3558, 2-95342, 33-22310, 33-27208, 33-36579, 33-50282, 33-67918, 33-68300, 33-75846, 33-79632,
33-79634, 33-79636, 33-59083, 33-59623, 33-63885, 333-05717, 333-02525,
333-04875, 333-04401, 333-06533, 333-01517, 333-01915, 333-25923 and 333-05291
its Form 10-Q for the quarter ended June 30, 1997, which includes our report dated August 7, 1997, covering the unaudited interim condensed consolidated financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933, that report is not considered a part of the registration statement prepared or certified by our firm or a report prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.

                                    Very truly yours,

                                    /s/ Arthur Andersen LLP

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